Exhibit 3.181

ARTICLES OF INCORPORATION

OF

MEDICAL 21 OF LAS VEGAS, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, for the purpose of Association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation in writing.

AND WE DO HEREBY CERTIFY:

I.

The name of the corporation is: MEDICAL 21 OF LAS VEGAS, INC.

II.

The principal office of the corporation in Nevada is to be located at 2324 West Charleston Boulevard, Las Vegas, Nevada, 89102, and the Resident Agent in charge hereof shall be Ron R. Williams. The corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meeting of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

III.

The corporation may engage in any lawful activity.

IV.

This corporation is authorized to issue only one class of shares of stock, the total number of which is 1,200, without nominal or par value. Such stock may be issued by the corporation from time to time and for such consideration as may be fixed from time to time by the Board of Directors thereof. The shares of stock shall be designated “Common Stock” and the holders thereof shall be entitled to one vote for each share held by them.

V.

Members of the governing board shall be styled Directors, and the Number of directors shall not be less than three, unless the total number of shareholders of the corporation shall be less than three (3) in number, then the Board of Directors shall be equal to the number of shareholders, pursuant to the terms of N.R.S. 78.115. The names and post office addresses of the first Board of Directors and each of the incorporators signing these Articles are as follows:

Name	Post Office Address
RON R. WILLIAMS	2324 West Charleston Boulevard Las Vegas, Nevada 89102
DONALD E. STEEN	2324 West Charleston Boulevard Las Vegas, Nevada 89102
GALE A. DURRILL	2324 West Charleston Boulevard Las Vegas, Nevada 89102

The number of the Directors of this corporation may from time to time be increased or decreased as set forth hereinabove by an amendment to the By-Laws in that regard, and without the necessity of amending these Articles of Incorporation.

VI.

The capital stock of this corporation, after the amount of the subscription price is paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay the debts of the corporation, and the private property of the stockholders shall not be liable for debts or liabilities of the corporation.

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VII.

This corporation shall have perpetual existence.

EXECUTED this 28th day of October, 1981.

RON R. WILLIAMS

DONALD E. STEEN

GALE A. DURRILL

STATE OF NEVADA

County of Clark

On October 28, 1981 personally appeared before me, a notary public, who acknowledges Ron R. Williams, Donald E. Steen, Gale A. Durrill have executed the above instrument.

Melanie Bell Signature of Notary

STAMP OR SEAL

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

MEDICAL 21 OF LAS VEGAS, INC., a corporation organized under the laws of the State of Nevada, by its vice-president and assistant secretary does hereby certify:

1. That the board of directors of said corporation at a meeting duly convened and held on the 8 th day of February, 1985, passed a resolution declaring that the change of amendment in the articles of incorporation hereinafter set forth is advisable, and called a meeting of the stockholders to take action thereon.

2. That thereafter, on the 8th day of February, 1985, pursuant to such call of the board of directors, and upon notice given to each stockholder of record entitled to vote on an amendment to the articles of incorporation as provided by law, a meeting of the stockholders of the Company was held, at which meeting, the holders of 1,200 shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote on the adoption of said amendment was 1,200; that 0 shares voted against such change and amendment, and that 1,200 shares, constituting at least a majority of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:

“1. The name of the corporation is LAS VEGAS SURGICARE, INC.”

WE, THE UNDERSIGNED, do make and file this amendment to the articles of incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set our hands this 28th day of February, 1985.

Emmett E. Moore, Vice President

Robert E. Wilson, Assistant Secretary

STATE OF TEXAS

COUNTY OF HARRIS

On this 28th day of February, 1985, before me a Notary Public, personally appeared Emmett E. Moore and Robert E. Wilson, who severally acknowledged that they executed the above instrument.

Gay R. Rushing Notary Public (Stamp)

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Received of WOODBURN, WEDGE, BLAKEY AND JEPPSON, the sum of $5.00 for filing a certified copy of:

☒ Amendment	☐ Qualification

☐ Articles of Incorporation	☐ Reinstatement

☐ Dissolution	☐ Resident Agent Acceptance

☐ Fictitious Firm Name	☐ Resolution

☐ Merger	☐ Restated Articles

☐ Ownership and Merger

of: MEDICAL 21 OF LAS VEGAS, INC.

a Nevada corporation

MERGING INTO: ____________________________________________________________________

a ____________________________________________ corporation

CHANGING NAME TO: LAS VEGAS SURGICARE, INC.

DATED: this 19th day of July , 1985

Judi Bailey Washoe County Clerk

By:
Deputy Clerk

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